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                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

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                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 or 15(d) OF THE

                         SECURITIES EXCHANGE ACT OF 1934

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Date of report (Date of earliest event reported)        March 19, 2003
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                          INSPIRE PHARMACEUTICALS, INC.
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               (Exact Name of Registrant as Specified in Charter)


          Delaware                      000-31135               04-3209022
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(State or Other Jurisdiction           (Commission           (I.R.S. Employer
      of Incorporation)                File Number)         Identification No.)


4222 Emperor Boulevard, Suite 470, Durham, North Carolina       27703-8466
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(Address of Principal Executive Offices)                        (Zip Code)

Registrant's telephone number, including area code      (919) 941-9777
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_______________________________________________________________________________
          (Former Name or Former Address, If Changed Since Last Report)

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Item 5.    Other Events.

         On March 19, 2003, Inspire Pharmaceuticals, Inc. (the "Company") completed the offering of 5,000,000 shares (the "Shares") of common stock, par value $.001 per share, resulting in net proceeds to the Company, after deducting the underwriting discounts and commissions and estimated offering expenses, of approximately $63.1 million. The offering of the Shares was made pursuant to a prospectus supplement dated March 14, 2003 relating to the prospectus dated March 7, 2003 (collectively, the "Prospectus") filed with the Company's shelf registration statement on Form S-3 (File No. 333-102595) filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "Registration Statement").

         In order to furnish an updated exhibit for incorporation by reference into the Registration Statement, the Company is filing herewith an opinion received from its counsel regarding the validity of the Shares sold pursuant to the Prospectus.

Item 7.    Financial Statements and Exhibits.

(C) Exhibits.

       Exhibit No.                   Description of Exhibit
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       5.1                           Opinion of Reed Smith LLP


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                                    SIGNATURE

         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           Inspire Pharmaceuticals, Inc.


                                           By: /s/ Mary B. Bennett
                                               ---------------------------------
                                               Mary B. Bennett
                                               Vice President, Operations and
                                               Communications

Dated: March 19, 2003